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                              EXHIBIT 10.18(a)

                      AMENDMENT TO EMPLOYMENT AGREEMENT


       This Amendment to Employment Agreement (the "Amendment") made between Joe R. Micheletto (the "Executive") and Ralcorp Holdings, Inc., a corporation with its principal place of business at 800 Market Street, St. Louis, Missouri and its subsidiaries and affiliates (the "Company'),

       WITNESSETH THAT:

                                  RECITALS
                                  --------

       WHEREAS, on April 10, 1997, the Company and the Executive entered into an Employment Agreement (the "Agreement"), and

       WHEREAS, on May 20, 1997, the Nominating and Compensation Committee of the Board of Directors of the Company (the "Committee"), in light of the Executive's leadership in restructuring the Company and the Committee's desire to ensure Executive's continued service, approved a modification to the Employment Agreement;

       NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the Company and Executive hereby agree as follows:

       1) The amount "$150,000" shall be inserted in the first line of paragraph B of SECTION FIVE in lieu of the amount "$75,000".

       IN WITNESS WHEREOF, the parties have executed this Agreement on the 11th day of November, 1997.

                                       RALCORP HOLDINGS, INC.


/s/ J. R. Micheletto                   By:  /s/ R. W. Lockwood
---------------------------                --------------------------------
Executive                                    R. W. Lockwood
                                             Secretary